Exhibit 99.1

TransMedics Reports First Quarter 2020 Financial Results

Andover, Mass. – May 06, 2020 (GLOBE NEWSWIRE) – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart and liver failure, today reported financial results for the quarter ended March 31, 2020.

“We began 2020 with strong momentum and remain extremely confident in TransMedics’ long-term prospects,” said Waleed Hassanein, MD, President and Chief Executive Officer. “We continue to lean forward throughout this COVID-19 pandemic to establish and broaden our technological and clinical service offering to facilitate organ procurement and transplantation using our OCS Technology during and in the post-COVID era. We have also taken extensive measures to preserve cash and mitigate business and health risks on our organization and team. Finally, I want take a moment to thank the transplant healthcare workers and TransMedics team on the frontline during this pandemic who are ensuring that organ transplants procedures are continuing to help patients in need.”

First Quarter 2020 Financial Results

Net revenue for the first quarter of 2020 was $7.5 million, a 61% increase compared to $4.7 million in the first quarter of 2019. The increase was driven by OCS adoption in several areas including US OCS Lung commercial adoption, US clinical trials for OCS Heart and OCS Liver, as well as international OCS Heart.

Gross margin for the first quarter of 2020 was 65% as compared to 55% in the first quarter of 2019.

Operating expenses for the first quarter of 2020 were $12.9 million compared to $8.5 million in the first quarter of 2019. The increase in operating expenses was driven by higher SG&A costs stemming from investments in our commercial team and costs associated with being a public company. In addition, costs associated with supporting clinical trials and product development drove R&D expenses as compared to the first quarter of 2019.

Net loss for the first quarter of 2020 was $8.9 million compared to $6.9 million in the first quarter of 2019.

Cash, cash equivalents and marketable securities were $72.6 million as of March 31, 2020.

2020 Financial Outlook

As previously announced, on April 13, 2020, TransMedics withdrew its annual guidance for 2020 due to the unpredictability of the duration and the magnitude of the impact that the COVID-19 pandemic will have on its financial and operating results.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Wednesday, May 6, 2020. Investors interested in listening to the conference call may do so by dialing (866) 221-1172 for domestic callers or (270) 215-9603 for international callers, followed by Conference ID: 4939519. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about our results of operations, commercial opportunity and the rate of adoption and benefits of the OCS. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to our anticipation that we continue to incur losses; our need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject to until maturity, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; the impact of the outbreak of the novel strain of coronavirus and associated containment and remediation efforts; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our ability to obtain and maintain regulatory approvals or clearance for our OCS products; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the extent and success of competing products that are or may become available; the impact of any product recalls or improper use of our products; our estimates regarding revenues, expenses and needs for additional financing; and the risks identified under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 28, 2019, which is available on the SEC’s website at www.sec.gov. Additional information will be made available by our annual and quarterly reports and other filings that we make from time to time with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

631-807-1986

Investors@transmedics.com

TransMedics Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Fiscal Three Months Ended
	March 31, 2020	March 30, 2019
Net revenue	$7,530	$4,676
Cost of revenue	2,670	2,103

Gross profit	4,860	2,573

Gross Margin	65%	55%
Operating expenses:
Research, development and clinical trials	6,225	3,882
Selling, general and administrative	6,652	4,653

Total operating expenses	12,877	8,535

Loss from operations	(8,017)	(5,962)

Other income (expense):
Interest expense	(1,042)	(1,093)
Change in fair value of preferred stock warrant liability	—	273
Other income (expense), net	217	(103)

Total other expense, net	(825)	(923)

Loss before income taxes	(8,842)	(6,885)
Provision for income taxes	(10)	(10)

Net loss	$(8,852)	$(6,895)

Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(4.86)

Weighted average common shares outstanding, basic and diluted	21,221,385	1,418,353

* Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands)
	Fiscal Three Months Ended
	March 31, 2020	March 30, 2019
Gross revenue from sales to customers	$8,243	$5,290
Less: clinical trial payments reducing revenue	713	614

Total net revenue	$7,530	$4,676

TransMedics Group, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2020	December 28, 2019
Current assets:
Cash and cash equivalents	$24,738	$20,092
Marketable securities	47,816	60,596
Accounts receivable	6,133	6,559
Inventory	11,361	11,216
Prepaid expenses and other current assets	1,656	1,538

Total current assets	91,704	100,001
Property and equipment, net	4,713	4,792
Restricted cash and other long-term assets	506	506

Total assets	$96,923	$105,299

Current liabilities:
Accounts payable	$4,860	$7,247
Accrued expenses and other current liabilities	9,926	8,332
Deferred revenue	164	166
Current portion of deferred rent	89	370

Total current liabilities	15,039	16,115
Long-term debt, net of discount	34,269	34,146
Deferred rent, net of current portion	932	389

Total liabilities	50,240	50,650

Total stockholders’ equity	46,683	54,649

Total liabilities and stockholders’ equity	$96,923	$105,299